                                                                    EXHIBIT 10.1

                              SEPARATION AGREEMENT

         THIS SEPARATION AGREEMENT (this "Agreement") is made and dated as of May 15, 2001, by and between S1 CORPORATION ("S1") and ROBERT F. STOCKWELL ("Employee").

         WHEREAS, Employee and S1 jointly agree that Employee shall resign from all of his official positions with S1 and each subsidiary or affiliate of S1 effective as of the date of employment of the new Chief Financial Officer of S1;

         WHEREAS, Employee and S1 jointly agree that Employee shall continue as an employee of S1 for a period of 90 days after the first day of employment of the new Chief Financial Officer and terminate his employment and service with S1 and each such subsidiary or affiliate effective on the Last Day of Employment ("LDE"). LDE shall mean the 90th day after the new Chief Financial Officer of S1 begins employment;

         WHEREAS, Employee and S1 are not parties to any employment agreement;

         WHEREAS, Employee acknowledges that Employee is not entitled to severance benefits under S1's severance policies or otherwise as a result of his resignation and the termination of his employment and service hereunder;

         WHEREAS, S1 is willing to make certain payments to Employee and to provide him with certain benefits after termination of his employment, even though it would not otherwise be obligated to do so;

         WHEREAS, concurrently with the execution of this Agreement, Employee and S1 are entering into a Confidentiality, Non-Disclosure and Non-Competition Agreement (the "Confidentiality Agreement"), which the parties desire to continue in effect after termination of Employee's employment; and

         WHEREAS, Employee and S1 desire to set forth herein the terms and conditions of their joint agreements regarding the resignation of Employee and the termination of Employee's employment, including the effect of such termination, subject to Employee's right to revoke this Agreement within seven days of signing it, as provided herein.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

         1. Resignation and Termination of Employment. S1 and Employee agree that the LDE shall be Employee's last day of employment with S1. Employee hereby resigns from all of his official offices and positions with S1 and each of


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its subsidiaries and affiliates, including without limitation, his position as
Chief Financial Officer of S1, effective upon the employment of the new Chief Financial Officer of S1. Employee shall take no official action on behalf of S1 or any of its subsidiaries or affiliates nor have any authority to bind S1 or any of its subsidiaries or affiliates after the employment of the new Chief Financial Officer of S1. Employee agrees to execute and deliver to S1 and its subsidiaries and affiliates such documents concerning his resignation and termination as may be reasonably requested by S1 or any of its subsidiaries or affiliates from time to time. S1 shall promptly take all actions necessary to notify any governmental agencies that Employee no longer serves as an officer, director or other official position of S1 or its subsidiaries and affiliates. Employee shall continue as an employee of S1 for a period of 90 days from the first day of employment of the new Chief Financial Officer and terminate his employment and service with S1 and each such subsidiary or affiliate effective at the end of 90 days from the of employment of the new Chief Financial Officer of S1;Employee represents, warrants and agrees that he has returned, or before the end of the LDE he will return, to S1 all equipment (excluding a laptop computer held by the Employee as of the date of this agreement), supplies, documents and any other material or property belonging to or leased by S1.

         2.     Severance Payments and Benefits; Options.

                  (a) S1 will pay to Employee all accrued and unpaid salary owed to him as of the LDE. S1 will also pay Employee for his accumulated but unused vacation time, in accordance with its normal policies applicable to executive employees.

                  (b) Provided that Employee does not revoke this Agreement as provided in Section 13 below, and so long as Employee is not in material breach of the Confidentiality Agreement, upon the expiration of seven days after Employee delivers to S1 a general release of claims dated as of the LDE in the form of Exhibit A attached hereto and incorporated herein without Employee having revoked such release ("Seven Days After the LDE"):

                           (1)      S1 will pay to Employee a lump sum payment
of $221,593.00 on the LDE.; and

                           (2)      options held by Employee to purchase common
stock of the Company shall be vested and exercisable as of Seven Days After the LDE to the extent and for the period provided in the option agreements with respect to such options, except that the vesting of the options that are referred to in Schedule A hereto shall be accelerated to the extent provided therein.

                  (c) Except for any health, dental and prescription drug insurance continuation coverage that Employee is eligible for and timely elects


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to receive pursuant to the provisions (commonly referred to as "COBRA") of
Sections 601-609 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Employee will not be entitled to continued coverage under any employee benefit plan (as defined in ERISA) or any other fringe benefit plan or arrangement during the Severance Period and for all purposes of such plans and arrangements, Employee's employment shall be considered to have terminated on the LDE.

                  (d) Employee acknowledges that Employee is not otherwise entitled to receive the payments of money provided for in this Agreement and acknowledges that such payment of money is no admission of liability on the part of the Company that it has done anything wrong. Employee agrees that Employee will not seek anything further from the Company.

                  (f) Amounts payable to or on behalf of Employee hereunder will be treated as taxable income to him for tax purposes and, if required by applicable law, S1 will withhold applicable federal, state and local income taxes and social security and Medicare taxes, as applicable. Employee shall be solely responsible for the payment of taxes with respect to any amount received by Employee under this Agreement.

                  (g) S1 will provide the Employee reasonable assistance in preparing any filings required by the Employee with Governmental Agencies that are related to his employment or former employment with S1.

         3.       Release by Employee.

                  (a) Release of Claims. Employee, on behalf of himself and his heirs, executors, administrators, successors and assigns, forever releases and discharges S1 and its subsidiaries and affiliates, and S1's and its subsidiaries' and affiliates' respective agents, officers, employees and directors, from and against any and all claims, damages and liabilities whatsoever, whether known or unknown, absolute or contingent, accrued or unaccrued, including but not limited to all claims arising from or in any way connected with Employee's employment by S1 and the termination of Employee's employment with S1, but excluding any claims, damages or liabilities associated with (i) benefits payable under the express terms of any employee benefit plan maintained by S1 or its subsidiaries or affiliates or (ii) any breach by S1 of the terms of this Agreement. This release includes, but is not limited to, claims of: (1) wrongful discharge, including claims of retaliatory discharge;
(2) breach of contract; (3) discrimination on account of race, color, religion, sex, national origin, age,


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disability or other illegal basis, including but not limited to the Age
Discrimination in Employment Act of 1967, as amended; (4) violation of ERISA and
(5) any claim based upon tort, equity or any violation of any state or federal statute or municipal employment law, regulation, executive order or other requirement. This release covers both claims Employee knows about and those he may not know about, but does not waive or release any claims or rights Employee may have that arise after Employee executes this Agreement. Employee also agrees not to file any claim or lawsuit seeking monetary recovery and asserting any claims that are released in this Section 3(a). Employee further hereby irrevocably and unconditionally waives any and all rights to receive any relief or damages concerning any claims that are released in this Section 3(a).

         (b) Employee's Acknowledgements. Employee acknowledges that he has been advised to, and has had an opportunity to, consult with an attorney of his choosing and at his expense before executing this Agreement, that he has had a sufficient opportunity to read and understand the terms of this Agreement, that he has read and does understand such terms and that he is executing this Agreement voluntarily and without coercion. Employee further acknowledges that he has been offered a period of at least 21 days (until June 6, 2001) to consider this Agreement, but has voluntarily decided to execute this Agreement before the end of such 21-day period and that this Agreement shall become irrevocable following the seven-day period described in Section 13 below. The parties agree that nothing contained in this Agreement shall constitute or be treated as an admission of liability or wrongdoing by S1.

         4. Release by S1. S1, for itself, its affiliates, and its and their successors and assigns, now and forever, hereby releases and discharges Employee, and his transferees, successors, assigns and affiliates (collectively, the "Employee Releasees"), from any and all claims, damages, legal or equitable actions, liability or litigation, real or contemplated, known or unknown, that S1 may now have or may later claim to have had against any of the Employee Releasees arising out of anything that has occurred up to and through the date hereof, but expressly excluding any such claim, action, liability or litigation that arises out of or relates to Employee's fraud, embezzlement, criminal activity, willful, wanton or reckless misconduct or gross negligence. S1 acknowledges that it may have sustained or may yet sustain damages, costs or expenses that are presently unknown and that relate to claims between S1 and the parties released by this Agreement. S1 shall forever refrain and forbear from commencing, instituting or prosecuting any lawsuit, action, claim or proceeding before or in any court, regulatory, governmental, arbitral or other authority against the Employee Releasees or naming or joining such Employee Releasees as parties to collect or enforce any claims or causes of action which are released and discharged


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hereby. Notwithstanding the foregoing, however, nothing contained in this
Section 4 is intended to or shall relieve Employee of his obligations under this Agreement.

         5. Confidentiality and Nondisparagement. Employee agrees that he has not provided and will not in the future provide, directly or indirectly, to any person or entity any information that concerns or relates to the negotiation of or the terms and conditions hereof except (i) to the extent that such disclosure is specifically required by law or legal process or is authorized in writing by S1; (ii) to his tax advisors as may be necessary for the preparation of tax returns or other reports required by law; (iii) to his attorneys as may be necessary to secure advice concerning this Agreement; or (iv) to members of his immediate family. Employee agrees that before disclosing such information under parts (ii), (iii) or (iv) of this Section 5, he will inform the recipients that they are bound by the limitations of this Section. Employee further agrees that subsequent disclosure of such information by any such recipients shall be deemed to be a disclosure by him in breach of this Agreement. Employee agrees not to make any defamatory or derogatory statements concerning any of the persons released in Section 3(a) hereof. Employer agrees not to make any defamatory or derogatory statements concerning the Employee and agrees to the statement attached as Schedule B regarding the Employee's term as Chief Financial Officer of S1 and the reasons for his separation.

         6. Amendment; Modification; Waiver. No amendments or additions to this Agreement shall be binding unless in writing and signed by both of the parties hereto. No delay or failure at any time on the part of any party in exercising any right, power or privilege under this Agreement, or in enforcing any provision of this Agreement, shall impair any such right, power, or privilege, or be construed as a waiver of any default or as any acquiescence therein, or shall affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         7. Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         8. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         9. Notices. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or


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certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy or telex, addressed as follows:

                  If to S1:

                           S1 Corporation
                           3390 Peachtree Road
                           Suite 1700
                           Atlanta, GA 30326
                           Fax: 404/812-6727
                           Attn: Chief Legal Officer



                  If to Employee:

                           Robert F. Stockwell
                           3673 Randall Mill Road


                           Atlanta, GA 30327


         Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy or telex) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         10. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior oral or written agreements, commitments or understandings, with respect to the matters provided for herein, except that Employee's obligations under the Confidentiality Agreement shall continue in full force and effect.

         11. Governing Law. This Agreement shall be governed by the laws of the State of Georgia applicable to contracts entered into and performed wholly within its borders.


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         12.      No Assignments. This Agreement is personal to each of the
parties hereto. Neither party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto.

         13. Employee's Right to Revoke within Seven Days. Employee may revoke this Agreement by delivering a written notice of revocation to S1 in accordance with Section 9 hereof not later than 11:59 p.m. Atlanta, Georgia time on the seventh day after he signs and delivers this Agreement to S1 and this Agreement shall not become effective or enforceable until such revocation period has expired.


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         14.      Cooperation. In consideration for the compensation, stock
option vesting and other benefits provided by S1 to Employee pursuant to the terms of this Agreement, from and after the date hereof through the fifth anniversary of the LDE, Employee will (i) cooperate in all reasonable respects with S1 and its affiliates and their respective directors, officers, attorneys and experts in connection with the conduct of any action, proceeding, investigation or litigation involving S1 or any of its affiliates, including without limitation, that certain litigation entitled In Re S1 Corporation Securities Litigation, Civil Action File No.1:00-CV-1156-BBM, United States District Court, Northern District of Georgia, Atlanta Division, and any such action, proceeding, investigation or litigation in which Employee is called to testify relating to matters involving facts or events relating to S1 or its affiliates that arose during Employee's employment with S1, and (ii) promptly respond to all reasonable requests by S1 and its affiliates relating to information concerning S1 of which Employee may have knowledge or of which may be in Employee's possession. S1 will, as a condition to Employee's obligations under this Section 14, reimburse Employee for any reasonable out of pocket expenses incurred as a result of such cooperation, provided that such expenses have been approved in writing in advance by the Chief Executive Officer or Chief Financial Officer of S1. In the event S1 and Employee agree in writing that Employee will be required to expend a substantial amount of time in the fulfillment of his obligations under this Section 14, S1 shall pay Employee the sum of $1,600.00 per day as compensation for the devotion of such time.


         THE PARTIES HERETO have caused this Agreement to be duly executed and delivered in their name and on their behalf as of the date first above written.


EMPLOYEE                                     S1 CORPORATION


/s/ Robert F. Stockwell                      /s/ Meigan Putnam
-------------------------------------        -----------------------------------
Robert F. Stockwell                          Name: Meigan Putnam
                                                  ------------------------------
                                             Title: SVP Administration
                                                   -----------------------------


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

                                                                      SCHEDULE A

For purposes of Section 2(b)(3) above, options to purchase common stock of the Company under the following option agreements shall be vested as of Seven Days After the LDE to the extent set out below and unvested options under such agreements shall terminate as of the LDE:

- S1 Corporation 1997 Employee Stock Option Plan Non Qualified Option Agreement dated as of 10-11-00 by and between S1 Corporation and
         Employee: As of Seven Days After the LDE, such option shall be vested and exercisable as to 56,250 shares of the common stock of the Company.

- Security First Technologies Corporation Stock Option Agreement (1999 TARSOP) dated as of January 21, 1999 by and between Security First Technologies Corporation and Employee: As of Seven Days After the LDE, such option shall be vested and exercisable as to 35,000 shares of the common stock of the Company.

- S1 Corporation 1997 Employee Stock Option Plan Non Qualified Option Agreement dated as of 1-9-98 by and between S1 Corporation and
         Employee: As of Seven Days After the LDE, such option shall be vested and exercisable as to 25,000 shares of the common stock of the Company.

- S1 Corporation 1997 Employee Stock Option Plan Non Qualified Option Agreement dated as of 12-12-97 by and between S1 Corporation and
         Employee: As of Seven Days After the LDE, such option shall be vested and exercisable as to 10,000 share of the common stock of the Company.

                                    Exhibit B

To be mutually agreed upon in good faith by the parties prior to the LDE.


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

                                    Exhibit A

                                 GENERAL RELEASE

         THIS GENERAL RELEASE is made and entered into as of this ____ day of ______________, 2001, by Robert F. Stockwell ("Employee").

         WHEREAS, Employee and S1 Corporation, a Delaware corporation ("S1") have entered into a Separation Agreement dated as of __________ __, 2001 (the "Separation Agreement");

         WHEREAS, under Section 2(b) of the Separation Agreement, certain obligations of S1 to Employee are conditioned upon Employee executing and delivering to S1 a release and upon Employee not revoking such release; and

         WHEREAS, Employee desires to execute and deliver this Release to S1 pursuant to the Separation Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual promises contained in the Separation Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee agrees as follows:

         1.       RELEASE OF S1 BY EMPLOYEE.

                  (a) Release of Claims. Employee, on behalf of himself and his heirs, executors, administrators, successors and assigns, forever releases and discharges S1 and its subsidiaries and affiliates, and S1's and its subsidiaries' and affiliates' respective agents, officers, employees and directors, from and against any and all claims, damages and liabilities whatsoever, whether known or unknown, absolute or contingent, accrued or unaccrued, including but not limited to all claims arising from or in any way connected with Employee's employment by S1 and the termination of Employee's employment with S1, but excluding any claims, damages or liabilities associated with (i) benefits payable under the express terms of any employee benefit plan maintained by S1 or its subsidiaries or affiliates or (ii) any breach by S1 of the terms of the Separation Agreement. This release includes, but is not limited to, claims of: (1) wrongful discharge, including claims of retaliatory discharge; (2) breach of contract; (3) discrimination on account of race, color, religion, sex, national origin, age, disability or other illegal basis, including but not limited to the Age Discrimination in Employment Act of 1967, as amended; (4) violation of ERISA and (5) any claim based upon tort, equity or any violation of any state or federal statute or municipal employment law, regulation, executive order or other requirement. This release covers both claims Employee knows about and those he may not know about, but does not waive or release any claims or rights Employee may have that arise after Employee executes this Release. Employee also agrees not to file any claim or lawsuit seeking monetary recovery and asserting any claims that are released in this
Section 1(a). Employee further hereby
irrevocably and unconditionally waives any and all rights to receive any relief or damages concerning any claims that are released in this Section 1(a).

                  (b) Employee's Acknowledgements. Employee acknowledges that he has been advised to, and has had an opportunity to, consult with an attorney of his choosing and at his expense before executing this Release, that he has had a sufficient opportunity to read and understand the terms of this Release, that he has read and does understand such terms and that he is executing this Release voluntarily and without coercion. Employee further acknowledges that he has been offered a period of at least 21 days (until ___________ __, 2001) to consider this Release, but has voluntarily decided to execute this Release before the end of such 21-day period and that this Release shall become irrevocable following the seven-day period described in Section 4 below. The parties agree that nothing contained in this Release shall constitute or be treated as an admission of liability or wrongdoing by S1.

                  (c) Release by S1. S1, for itself, its affiliates, and its and their successors and assigns, now and forever, hereby releases and discharges Employee, and his transferees, successors, assigns and affiliates (collectively, the "Employee Releasees"), from any and all claims, damages, legal or equitable actions, liability or litigation, real or contemplated, known or unknown, that S1 may now have or may later claim to have had against any of the Employee Releasees arising out of anything that has occurred up to and through the date hereof, but expressly excluding any such claim, action, liability or litigation that arises out of or relates to Employee's fraud, embezzlement, criminal activity, willful, wanton or reckless misconduct or gross negligence. S1 acknowledges that it may have sustained or may yet sustain damages, costs or expenses that are presently unknown and that relate to claims between S1 and the parties released by this Release. S1 shall forever refrain and forbear from commencing, instituting or prosecuting any lawsuit, action, claim or proceeding before or in any court, regulatory, governmental, arbitral or other authority against the Employee Releasees or naming or joining such Employee Releasees as parties to collect or enforce any claims or causes of action which are released and discharged hereby. Notwithstanding the foregoing, however, nothing contained in this Section 1(c) is intended to or shall relieve Employee of his obligations under the Separation Agreement.

         2. SUCCESSORS AND ASSIGNS. This Release shall inure to the benefit of and be enforceable by Employee's transferees, successors, assigns, personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. This Release shall also be binding upon and inure to the benefit of any successor to S1 by reason of any merger, consolidation, sales of assets, sale of stock, tender offer, dissolution, debt foreclosure or other reorganization or business combination of S1.

         3. GOVERNING LAW, SUCCESSORS AND ASSIGNS, NOTICES AND CAPTIONS. This Release, and the rights and obligations of Employee, shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts entered into


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

and to be performed wholly within its borders. The provisions of Section 9 of the Separation Agreement are hereby incorporated by reference and, for purposes of this Release, references therein to the "Agreement" shall be deemed to be references to this Release.

         4. EMPLOYEE'S RIGHT TO REVOKE WITHIN SEVEN DAYS. Employee may revoke this Release by delivering a written notice of revocation to S1 in accordance with Section 9 of the Separation Agreement (as incorporated herein by reference in Section 3 hereof) not later than 11:59 p.m. Atlanta, Georgia time on the seventh day after he signs and delivers this Release to S1 and this Release shall not become effective or enforceable until such revocation period has expired.


         IN WITNESS WHEREOF, Employee has duly executed this Release as of the day and year first above written.

EMPLOYEE                                     S1 CORPORATION


-------------------------------------        -----------------------------------
Robert F. Stockwell                          Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                       3